EXHIBIT 5(B)

                             RAY, QUINNEY & NEBEKER
                            Professional Corporation
                                Attorneys At Law
                              79 South Main Street
                                   Suite 400
                                 P.O. Box 45385
                        Salt Lake City, Utah 84145-0385
                            Telephone (801) 532-1500
                          Facsimile No. (801) 532-7583


                                                            June 9, 2000


Federal Express Corporation
2005 Corporate Avenue
Memphis, Tennessee 38132


Re:  Federal Express Corporation
     ---------------------------


Ladies and Gentlemen:

We are acting as counsel to First Security Bank, National Association, a national banking association, individually ("FSB"), and as Pass Through Trustee (the "Pass Through Trustee") under a Pass Through Trust Agreement to be entered into between Federal Express Corporation (the "Company") and the Pass Through Trustee (the "Agreement"). Pursuant to the Agreement, the form of which has been filed as Exhibit 4(a)(1) to the Registration Statement (as defined below) and one or more supplemental agreements to be entered into from time to time between the Company and the Pass Through Trustee, the Pass Through Trustee will execute, authenticate and deliver, upon the Company's request, Pass Through Certificates in one or more series in an aggregate principal amount of up to $450,000,000 ("Pass Through Certificates"), to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), under the Company's Registration Statement on Form S-3 (the "Registration Statement"). Except as otherwise defined herein, terms used herein shall have the meanings set forth in the Agreement.

Our representation of the Pass Through Trustee has been as special counsel for the purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon (i) the representations of the parties set forth in the Operative Agreements and (ii) certificates delivered to us by the management of FSB and have assumed, without independent inquiry, the accuracy of those representations and certificates.

We have examined the forms of the Agreement and the Pass Through Certificates, and originals, or copies certified or otherwise identified to our satisfaction, of such other records, documents,


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certificates, or other instruments as we have deemed necessary or advisable for the purposes of this opinion.

Based on and subject to the foregoing, we are of the opinion that:

     1. FSB is a national banking association duly organized and validly existing in good standing under the law of the United States of America with the power and authority to execute, deliver and carry out, individually or as Pass Through Trustee, as the case may be, the terms of the Agreement, the supplements contemplated thereby and the Pass Through Certificates.

     2. With respect to the Pass Through Certificates, when (a) the Agreement establishing the terms of the Pass Through Certificates of such series and forming the related Pass Through Trust shall have been duly authorized, executed and delivered by the Company and the Pass Through Trustee in accordance with the terms and conditions of the Agreement, and (b) the Pass Through Certificates shall have been duly executed, authenticated, issued and delivered by the Pass Through Trustee and sold as contemplated by each of the Registration Statement and the prospectus included therein relating to the Pass Through Certificates, the supplement or supplements to such prospectus relating to the Pass Through Certificates of such series, the purchase agreement or underwriting agreement between the Company and the purchasers or underwriters named therein, as the case may be, relating thereto and the Agreement, assuming that the terms of the Pass Through Certificates are in compliance with then applicable law, (i) the Agreement will constitute a valid and binding obligation of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with its terms, and (ii) the Pass Through Certificates will be validly issued and will be entitled to the benefits of the Agreement pursuant to which it was issued.

     3. The discussion in the prospectus forming part of the Registration Statement entitled "Utah Taxes", insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

     A. The foregoing opinions are limited to the laws of the State of Utah and the federal laws of the United States of America governing the banking and trust powers of FSB. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended or (iii) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that such documents, when duly executed and delivered, will constitute legal, valid, binding and enforceable agreements under the laws of such other state, as to which we express no opinion.

     B. The foregoing opinions regarding enforceability of any document or instrument are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership and similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.


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     C. As to the documents involved in these transactions, we have assumed that each, when duly executed and delivered, will constitute legal, valid and binding obligations of each party thereto, other than FSB or the Pass Through Trustee, and will be enforceable against each such party in accordance with their respective terms.

     D. We have assumed that all signatures, other than those of the Pass Through Trustee or FSB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

     E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment involved in these transactions.

     F. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, this opinion speaks only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) of changes of law or fact that may occur after the date hereof, even though the change may affect the legal analysis, a legal conclusion or an information confirmation herein.

     G. The opinions expressed in this letter are solely for the use of the parties to which it is addressed in matters directly related to the Agreement and the transactions contemplated thereunder and these opinions may not be relied on by any other persons or for any other purpose without our prior written approval. The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.


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We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement, and to the reference to us under the captions "Legal Matters" and "Utah Taxes" in the prospectus and in any subsequently filed prospectus supplements. In giving this consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission.


                                            Very truly yours,

                                            RAY, QUINNEY & NEBEKER


                                            /s/ M. John Ashton
                                            ------------------------------------
                                            M. John Ashton